Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of WhiteHorse Finance, LLC on the pre-effective Amendment No. 1 to Form N-2 of our report dated May 14, 2012 on the financial statements of WhiteHorse Finance, LLC and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

New York, New York

September 24, 2012